Exhibit 99.1

TALOS ENERGY ANNOUNCES COMPLETION OF INDEPENDENT RESOURCE EVALUATION OF ZAMA DISCOVERY

Houston, Texas, January 7, 2020 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the finalization of the third-party contingent resource evaluation of the Company’s globally recognized Zama discovery commissioned from Netherland, Sewell & Associates, Inc. (“Netherland Sewell” or “NSAI”). Talos is the operator of Zama, located offshore Mexico, and holds a 35% working interest in Block 7 in a consortium with its partners Sierra Oil & Gas, a Wintershall DEA company, and Premier Oil plc (the “Consortium”).

Key highlights of the Netherland Sewell contingent resource evaluation include:

•

NSAI’s “Best Estimate” of the 2C gross recoverable resource estimate is approximately 670 million barrels of oil equivalent (“MMBoe”), which is near the high end of the Company’s previously guided range;

•

NSAI estimates 60% of the total resources of Zama are located on Block 7 in the 2C case. As previously disclosed, the Zama reservoir extends into the adjacent block to the east, owned by Petróleos Mexicanos (“Pemex”) and, therefore, is subject to unitization between the Consortium and Pemex.

•	NSAI’s “High Estimate” of the 3C gross recoverable resource estimate is approximately 1,010 MMBoe, exceeding the high end of the Company’s guidance range.

•	High quality oil accounts for approximately 94% of total resource estimates in both 2C and 3C cases. API gravities average approximately 28 degrees.

Talos engaged Netherland Sewell, a leading global oil and gas reserves auditing and consulting firm, to complete an independent study following the successful 2019 appraisal of the Zama asset. NSAI used a full geological data set collected from four successful reservoir penetrations, including a down-dip test to confirm an oil-water contact. In addition, the data set included over 1,400 feet of whole core samples, an extended flow test, 185 pressure samples, 60 physical oil samples and 28 well logs. The resource evaluation prepared by NSAI will be the technical basis for Proved and Probable reserves to be booked upon the Final Investment Decision (“FID”).

Talos President and Chief Executive Officer Timothy S. Duncan commented, “It was important to have Netherland Sewell conclude their independent contingent resource report by year-end 2019, and we are happy to see that the results of their evaluation exceed our previously guided resource range. With this step completed, we will continue to advance the project engineering and design work while also finalizing unitization procedures. As we complete these activities in the coming months, we look forward to another year of progress for Zama in 2020.”

The Zama discovery lies beneath both the Consortium’s Block 7 area and Pemex’s block and is thus subject to unitization. On December 9, 2019, the Consortium presented a formal notice (“Aviso”) to Mexico’s Ministry of Energy (“SENER”) providing technical evidence of the shared Zama reservoir. This required filing marked a significant step to move the Zama project as soon as possible to FID, and, eventually, to first oil, which is expected within three years after FID. The filing of the Aviso will move the unitization process forward by allowing SENER to seek the technical opinion of the National Hydrocarbon Commission (“CNH”) on the data presented by the Consortium. Once the CNH confirms the shared nature of the reservoir, SENER would then instruct the Consortium and Pemex to present a Unitization Agreement, which is currently being negotiated.

The Consortium has done substantial work planning the expected development of the shared reservoir, drawing on Talos’s extensive operating track record in more than 500 feet (approximately 150 meters) of water. The preliminary steps of Front End Engineering and Design (“FEED”) – or pre-FEED – have been completed, and early FEED work has begun to develop

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the detailed engineering plans for Zama. The development will include two fixed production facilities capable of handling a combined 150 thousand barrels of oil per day, plus associated gas. Zama is located in approximately 550 feet of water (approximately 168 meters), which would make the Zama platforms, once in place, the deepest production platforms ever installed in the history of offshore Mexico. However, 5 of the 31 manned facilities currently operated by Talos in the U.S. Gulf of Mexico are located in water depths greater than 550 feet (168 meters).

Duncan added, “Talos and its partners in the Consortium have made great progress in meeting the milestones required to keep our world class Zama discovery on pace for a 2020 FID if we can conclude unitization discussions soon. Doing so will allow us to establish first oil in 2023. The Zama project alone could generate approximately $28 billion of fiscal revenue to Mexico’s government – in addition to Pemex’s share of Zama – and will drive a significant amount of local job creation and positive social impact across the supply chain of this project. We believe it is in everyone’s best interests to maintain the urgency in bringing this project forward, and ensuring it is done so in an efficient way that draws from international best practices is critical to achieve these objectives.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, estimated production volumes, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, potential adverse reactions or changes to business or employee relationships resulting

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

from the business combination between Talos Energy LLC and Stone Energy Corporation, competitive responses to such business combination, the possibility that the anticipated benefits of such business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, litigation relating to the business combination and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Petroleum engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any resource estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by petroleum engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, resource estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “contingent resources” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002